THOMPSON ATLANTA  BRUSSELS  CINCINNATI  CLEVELAND  COLUMBUS  DAYTON  NEW YORK   WASHINGTON, D.C.

         HINE

December 18, 2006

Neiman  Funds

6325 La Valle Plateada

Rancho Santa Fe, CA  92067

Re: Neiman Funds, File Nos. 333-102844 and 811-21290

Gentleman:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 7 to the Neiman Funds' Registration Statement (the "Registration Statement").  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 8 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP